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                                                                    EXHIBIT 32.1

                             Statement of President
         Pursuant to Section 1350 of Title 18 of the United States Code

         Pursuant to Section 1350 of Title 18 of the United States Code, I, Donald H. Nikolaus, the President of Donegal Group Inc. (the "Company"), hereby certify that, to the best of my knowledge:

         1. The Company's Form 10-K Annual Report for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                      /s/ Donald H. Nikolaus
                                      ------------------------------------------
                                      Donald H. Nikolaus, President

Date: March 26, 2004

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